Exhibit 10.15

ADVERTISING AND PROMOTION AGREEMENT

This Advertising and Promotion Agreement ("Agreement") is entered into as of April ·11, 2012, by and among Healthcare Distribution Specialists ("Sponsor”), New Cardinals  Stadium, LLC and Arizona Cardinals Football Club LLC. New Cardinals Stadium, LLC and Arizona Cardinals Football Club LLC are referred to collectively herein as "Team."

RECITALS:

A.

Team owns and operates a National Football League ("NFL") franchise known as the Arizona Cardinals ("Cardinals"), playing its home games at University of Phoenix Stadium in Glendale, Arizona (the "Stadium").

B.

Sponsor desires to advertise and promote its business at the Stadium and in conjunction with Team.

AGREEMENT:

1.

Term.  The term of this Agreement shall commence on the date first set forth above and shall terminate on February 28, 2013.

2.

Payments.

2.1.

Annual Fee.  For the rights described in this Agreement, Sponsor shall pay Team the following annual sponsorships fees:

NFL Season

Fee

2012

$30,000

The annual fees shall be payable in full upon execution of this Agreement. All payment amounts to Team are net of agency commissions. Should Sponsor fail to make any payment within thirty (30) days of the due date, interest shall accrue on all unpaid amounts at the rate of one and one-half percent (1.5%) per month.

2.2.

Other Payments.  All other payments to be made by Sponsor

hereunder, such as payments under Section 2.3, shall be invoiced in full by Team and shall be due upon receipt, with interest on late payments as provided in Section 2.1 above.

2.3.

Taxes.   Any  and  all  taxes,  including  sales  tax,  excise  tax.

transaction privilege tax, property tax and other charges levied, assessed or otherwise imposed by any federal, state or local governmental authority (other than income taxes of Team) in connection with any payments hereunder, services provided hereunder. signage or other advertising provided hereunder shall be paid by Sponsor.

3.

Advertising and Promotion.  During the Term, Sponsor shall receive the advertising and promotion benefits described in Exhibit A attached hereto and incorporated herein by this reference. (In the event of any inconsistency between Exhibit A and this Agreement, the terms of this Agreement shall control.) In connection with such advertising and promotion benefits, the following shall apply:

3.1.

Signage.  The initial cost of signage and all costs of maintenance and repair thereof will be paid by Team. All expenses of modification of the content of such signage, if any, shall be paid by Sponsor. Category exclusivity and signage rights in general are subject to provisions for Temporary Advertising and limited blackout set forth in the Team's Amended and Restated Use Agreement dated August 15, 2005. Notwithstanding anything to the contrary in this Agreement, in connection with (i) any Super Bowl scheduled to be played at the Stadium (a “Stadium Super Bowl”) or (ii) any associated event occurring during the Super Bowl Period (as defined below), Sponsor shall have no rights under this Agreement to any signage or any other form of advertising at the Stadium, in the Stadium parking lots or at any other location in the vicinity of the Stadium which may be under the control of the Team, the NFL or any of their respective affiliates. "Super Bowl Period” means the period beginning at the conclusion of the final NFL conference championship game preceding a Stadium Super Bowl and ending forty-eight (48) hours after the conclusion of such Stadium Super Bowl.

4.

Standards.  The design, layout, format and content of all advertising and the conduct of all promotions hereunder shall be subject to reasonable approval by Team. Team reserves the right to disapprove any advertising or promotion which Team reasonably determines fails to conform to quality advertising standards, is in poor taste or is otherwise objectionable.

5.

Intellectual Property Rights.

5.1.

Team Trademarks.  Nothing contained herein will be construed as conferring on Sponsor any right or interest in or to the service marks or trademarks of Team and any designs, copyrights, patents, trade names, signs, emblems; insignia, images, and slogans or other distinctive marks used in connection therewith (“Team Marks"). Sponsor specifically acknowledges and agrees that the Team owns all right, title, and interest in and to the Team Marks and that such marks include all logos, symbols, emblems, slogans, and designs associated therewith, including the Team logo, separate and apart from any of Sponsor's trademarks which may be incorporated therein for purposes of this Agreement. Except as specifically set forth herein, Sponsor will make no use whatsoever of the Team Marks without the Team's prior written approval, which approval will not be unreasonably withheld. Such approval pertains to Sponsor's use of the Team Marks in promotions and other uses to which Sponsor is entitled under this Agreement, if any.

5.2.

Sponsor Trademarks.  Nothing contained herein will be construed as conferring on Team any right or interest in or to the service marks or trademarks of Sponsor or Sponsor's Affiliates or its products, or any designs, copyrights, patents, trade names, signs, emblems, insignia, images and slogans or other distinctive marks used in connection with Sponsor's sponsorship as set forth herein (collectively, the "Sponsor Marks"). Team specifically acknowledges and agrees that the Sponsor owns all right, title, and interest in and to the Sponsor Marks and that such marks include all logos, symbols, emblems, slogans, and designs associated therewith, including the Sponsor logo, separate and apart from any of Team's trademarks which may be incorporated therein for purposes of this Agreement. Except as specifically set forth herein, Team will make no use whatsoever of the Sponsor Marks without Sponsor's prior written approval, which approval will not be unreasonably withheld.

5.3.

Recognition of Goodwill.  Each party recognizes the value of the goodwill associated with the other party's intellectual property and acknowledges that such goodwill belongs to and shall inure to the benefit of the other party. Neither party will, during the term hereof or thereafter, attack any of the intellectual property rights of the other party based on the rights licensed under this Agreement.

6.

Representations  and  Warranties.    Each  party  to  this  Agreement

represents, warrants and covenants to the other parties as follows:

6.1.

Organization.  It is duly organized, validly existing and in good standing under the laws of the state of its organization.

6.2.

No Conflicts.  The execution. delivery and performance of this

Agreement have been duly authorized by all necessary actions and are not in contravention of any law or any agreement by which it is bound. The performance of its obligations and the grant of rights hereunder will not violate any rights heretofore or hereafter granted to any other parties.

6.3.

Authority.  It has the full power and authority to enter into this

Agreement and to grant all rights and perform all obligations provided for hereunder.

6.4.

Good Faith.  In exercising its rights and fulfilling its obligations under this Agreement, it shall act in good faith and pursuant to a standard of commercial reasonableness.

7.

Indemnification.   The parties each shall indemnify,  defend and save

harmless the other from any claims, actions, damages, losses or expenses made against or suffered by the other because of or based upon the indemnifying party's{or its employees' or agents') misrepresentations, negligence, unlawful act or omission, or failure to perform any obligation under this Agreement.

8.

Default and Remedies.

8.1.    Events of Default.  The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

8. 1.1. Failure by any party to pay any monetary amount when due hereunder and failure to cure within thirty (30) days after written notice of such failure.

8.1.2. Failure by any party to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to any party hereunder, and failure to cure within sixty (60) days after written notice of such failure.

8.1.3. Any representation or warranty by any party hereunder is materially false, incorrect, or misleading as of the date made.

8.1.4. The occurrence of any event {including, without limitation,

a change in the financial condition, business, or operations of any party for any reason whatsoever) that materially and adversely affects the ability of such party to perform any of its obligations hereunder.

8.1.5. Any party (i) is unable or admits in writing its inability to pay such party's monetary obligations as they become due, (ii) makes a general assignment for the benefit of creditors, or (iii) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for any party or the property of any party or any part thereof, or in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for any party or the property of any party or any part thereof, and such appointment is not discharged within ninety (90) days.

8.1.6. Commencement of any case under the Bankruptcy Code, Title 11 of the United State Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign law by or against any party and with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed with prejudice within ninety (90) days of the filing thereof.

8.1.7. Commencement of any action or proceeding which seeks as one of its remedies the dissolution of any party.

8.2.

Remedies.  Notwithstanding any provision to the contrary herein,

upon the occurrence and continuation of any Event of Default under this Agreement, then the non-defaulting party shall, at its option, have all remedies available at law or in equity, including the right to terminate this Agreement. Nothing contained herein shall in any way restrict or limit the rights or remedies of the non-defaulting party to recover all amounts due and payable hereunder. In no event shall Team be liable or responsible for any lost income, profits or consequential damages of Sponsor.

9.

Force Majeure.   If any Cardinals game cannot be  played,  or if any

advertising or promotion benefit contemplated herein cannot be provided because of fire, the elements, mob, riot, national or local emergency, strikes, lockouts, calamity, epidemic, war, or for any other reason outside the control of Team, at its option Team may provide additional advertising, sponsorship or promotional rights, or provide Sponsor with a refund or rebate for such missed benefits.

10.

NFL Rules.  This Agreement shall be subject to NFL rules and regulations as they may exist from time to time.

11.

Governing Law and  Forum.   This  Agreement shall  be  governed  by

Arizona law. The parties consent to the exclusive jurisdiction of the federal and state courts in Maricopa County, Arizona, over any and all disputes related to this Agreement.

12.

Independent Contractors.  The parties are independent contractors and shall be solely responsible for the conduct of their respective employees and agents in connection with the performance of their obligations under this Agreement.

13.

Assignment.   No  party  may  assign  or  transfer  any  of  its  rights  or obligations under this Agreement without the prior written consent of all parties; provided, however, Team may make a collateral assignment of its rights hereunder to the NFL or any lender of Team.

14.

Waiver.  The delay or failure of a party to assert or exercise any rights,

remedy or privilege under this Agreement or to insist on strict and prompt performance of its covenants and agreements, shall not constitute a waiver of any right, remedy, or failure to perform nor shall it be construed as a waiver or relinquishment of the party's right to later enforce the same according to its rights under this Agreement if there is a continuous or subsequent default. No waiver shall be effective unless in writing, and then only in the specific instance for which it was given.

15.

Notice.  Any notices, consents or approval required or permitted under this Agreement shall be properly given if in writing, whether personally delivered, delivered by facsimile machine or forwarded by mail, postage prepaid, addressed to the following addresses (or such other addresses as may from time to time be designated in writing by each party):

To Team:

Arizona Cardinals

8701 South Hardy Drive

Phoenix, Arizona 85284·2800

Attention:  Ron Minegar

Attention:  General Counsel

To Sponsor:

Healthcare Distribution Specialists

9337 Fraser Ave

Silver Spring, MD 20910

Attn: Mackie A Barch

16.

Confidentiality. No party shall disclose to any third party, other than such party's attorneys, accountants or lenders, any of the terms and conditions of this Agreement, except as may be required by court order, and then only if the other parties hereto were provided reasonable notice and opportunity to object to such disclosure, or with the consent of the other parties hereto.

17.

Entire Agreement  This Agreement contains the entire agreement and understanding of the parties as to the matters contained in. this Agreement, and it may not be amended except by a writing signed by the parties.

ARIZONA CARDINALS FOOTBALL CLUB LLC

By: ________________________________

Name: Michael Bidwill

Title: President

NEW CARDINALS STADIUM, LLC

By:  /s/ Ron Minegar

Name: Ron Minegar

 Title: Executive Vice President/COO

HEALTHCARE DISTRIBUTION SPECIALISTS

By: /s/ Mackie A. Barch

Name: Mackie A. Barch

Title: CEO

Arizona Cardinals - Healthcare Distribution Specialists

EXHIBIT A

Sponsor will receive the following sponsorship elements during term of the Agreement:

IN-STORE PROMOTION AND ADVERTISING

•

Walgreens will provide placement of a 12-pack counter display in all Walgreens locations in the state of Arizona for the duration of the promotion-- approximately five {5) months, beginning on June 1, 2012. Sale of product to be guaranteed to Walgreens.

•

Sponsor acknowledges that the Team is relying on a third party,

Walgreens, to provide in-store retail space to the Cardinals and Healthcare Distribution Specialists to execute the consumer promotion outlined in this agreement. In the unlikely event that Walgreens rescinds the in-store retail space allocated at any time during the promotional period, the Team will negotiate a pro-rated fee with Healthcare Distribution Specialists.

•

Inclusion in a consumer promotion, as follows:

Throughout a 5-month promotion period, Cardinals fans will be encouraged to visit their local Walgreens location, pick-up an entry form at the Cardinals vendor display, and register your family and friends for the chance to experience a Cardinals home game in the comfort of a Stadium Loft!

One lucky winner each month (4 winners total) will receive:

•

One (1) Stadium Loft for a game, including game tickets, four (4) VIP

•

parking passes, and a food and beverage package for 16 guests.

•

Appearance by Cardinals mascot Big Red

•

Appearance by the Cardinals Cheerleaders (2 cheerleaders)

•

Sixteen (16) Cardinals gift bags

The Cardinals will produce the POS materials (located on the front of the end cap) and handle the execution of the sweepstakes prizes, as outlined above.